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
  For Ministry Use Only                                                                        |   Ontario Corporation Number     |
A l'usce onclus ministere                                                                      | Numero de la soceite en Ontario  |
                                                                                               |                                  |
                                                                                               |            1010116               |
                                                                                                ----------------------------------
[ONTARIO SEAL] Ministry of            Ministere de
Consumer and                          la Consommation
Commercial Revisions                  et du Commerce
CERTIFICATE                           CERTIFICAT
This is to certify that these         Ceci cantifle que les presents
articles are effective on             status entrent en vigueur le
MAY 25                                MAI, 2001
-----------------------------------------------------------------------

                        /s/ B Antonin
                     -------------------
                     Director/Directrece
Business Corporation Act/ Loi Bur les societes dar actions


--------------------------------------------------------------------------------------------------------------------------------
                                                        ARTICLES OF AMENDMENT
                                                       status de modification


                  1.  The name of the corporation is:                 Denomination sociale de la societe:

     Form 3           ----------------------------------------------------------------------------------------------
    Business          MOORE CORPORATION LIMITED
 Corporations         ----------------------------------------------------------------------------------------------
      Act
                      ----------------------------------------------------------------------------------------------
   Formule 3
  Loi sur les         ----------------------------------------------------------------------------------------------
 societes par
   actions            ----------------------------------------------------------------------------------------------

                  2.  The name of the corporation is changed to       Nouvelle denomination sociale de la societe
                      (if applicable):                                (s'll y a lieu):

                      ----------------------------------------------------------------------------------------------
                      N/A
                      ----------------------------------------------------------------------------------------------

                      ----------------------------------------------------------------------------------------------

                      ----------------------------------------------------------------------------------------------

                      ----------------------------------------------------------------------------------------------

                  3.  Date of incorporation/amalgamation:             Date de la constitution ou de la fusion:

                                                              1993 January 1
                      ----------------------------------------------------------------------------------------------
                                                            (Year, Month, Day)
                                                            (annee, mois, jour)

                  4.  The articles of the corporation are amended as     Les statuts de la societe son modifies de
                      follows:                                           la facon suivante


                      See pages 1A to 1D





 DYE & DURHAM
FORM 3 (B.C.A.)
    07/98



CBR 173

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(a)  to create the first series of preference shares which shall consist of an unlimited number of shares designated as Series 1 Preference Shares and shall, in addition to the rights, privileges, restrictions and conditions attaching to the preference shares as a class, have the rights, privileges, restrictions and conditions as set out in the attached Schedule A;

(b) to delete the following from paragraph 10 of the articles of the Corporation and substitute therefor "None":

     "The objects for which the Corporation is incorporated are:

     (a) to carry on business as a manufacturer, producer, retailer, wholesaler and dealer of and in business forms, business systems, custom packaging and related products of all kinds and classes including machinery and equipment to be used in the manufacture, production, sale or other use of business forms, business systems and custom packaging; and

     (b) to acquire and hold any shares, stocks, bonds, debentures or other securities of any other corporation or corporations organized under the laws of Canada or any province thereof or of any country, state or other jurisdiction outside Canada and carrying on a business which is similar to, or is capable of being conveniently carried on in connection with the business of the Corporation."

                                   SCHEDULE A


SERIES 1 PREFERENCE SHARES

1. DIVIDENDS

The holders of the Series 1 Preference Shares shall be entitled to receive and the Corporation shall pay thereon, as and when declared by the board of directors out of the moneys of the Corporation properly applicable to the payment of dividends, preferential non-cumulative dividends in an amount equal to $0.001 per annum per share as the directors may from time to time determine and, except with the consent in writing of the holders of all the Series 1 Preference Shares outstanding, no cash dividend may be paid in any year to the holders of the common shares or any other class of shares of the Corporation ranking junior to the Series 1 preference shares unless in such year the full amount of the preferential dividend herein provided for shall have been paid to the holders of the Series 1 Preference Shares prior thereto or simultaneously therewith.


2. ADDITIONAL DIVIDENDS

In addition to the preferential dividend attaching to the Series 1 Preference Shares as provided for in paragraph 1 hereof, the holders of the Series 1 Preference Shares shall be entitled to participate share for share with the holders of the common shares, without preference or distinction, in any cash dividend paid in any one fiscal year on the common shares.


3. NO VOTING RIGHTS

Except as otherwise provided in the Business Corporations Act (Ontario) (the "Act"), the holders of the Series 1 Preference Shares shall not be entitled to receive notice of, or to attend or to vote at any meeting of the shareholders of the Corporation.


4. LIQUIDATION, DISSOLUTION OR WINDING-UP

In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of the Series 1 Preference Shares shall be entitled to receive in respect of each such share, before any distribution of any part of the assets of the Corporation among the holders of the common shares and any other class of shares of the Corporation ranking junior to the Series 1 Preference Shares, an amount equal to $0.001 together with all dividends declared thereon and unpaid up to the date of liquidation, dissolution or winding up. After payment to the holders of the Series 1 Preference Shares of the amount so payable to such holders as herein provided, all of the property and assets of the Corporation available for distribution to the holders of the Series 1 Preference Shares and the common shares shall be paid or distributed equally, share for share, to the holders of the Series 1 Preference Shares and the common shares, respectively, without preference or distinction.

5. CONVERSION

In the event that at the time of issuance of any Series 1 Preference Shares of the Corporation the authorized capital of the Corporation shall include a class of non-voting common shares (the "Non-Voting Common Shares"), such Series 1 Preference Shares to be issued shall be automatically converted into fully paid and non-assessable Non-Voting Common Shares of the Corporation as the same shall be constituted at the time of conversion on the basis of one (1) Non-Voting Common Share for each Series 1 Preference Share; provided, however, that, in the event of liquidation, dissolution or winding up of the Corporation, such right of conversion shall cease and expire at noon on the business day next preceding the date of such liquidation, dissolution or winding up.

Upon written request of the Corporation, the holder or holders of Series 1 Preference Shares being converted shall surrender the certificate or certificates, if any, representing such holder's Series 1 Preference Shares to be converted to the registered office of the Corporation or to the transfer agent for the time being of such Series 1 Preference Shares and thereupon there shall be issued to such holder by the Corporation, as fully paid and non-assessable, the number of Non-Voting Common Shares to which such holder shall be entitled upon such conversion.

No payment or adjustment in respect of unpaid non-cumulative dividends on the Series 1 Preference Shares so converted shall be made upon any such conversion.


6. ANTI-DILUTION PROVISION

In the event that the Corporation, shall: (i) subdivided or redivide the outstanding common shares into a greater number of common shares; (ii) reduce, combine or consolidate the outstanding common shares into a smaller number of common shares; (iii) issue common shares to the holders of all or substantially all of the outstanding common shares by way of a stock dividend (other than common shares issued under a dividend reinvestment or similar plan) or (iv) distribute to the holders of all or substantially all of the outstanding common shares any evidences of indebtedness or assets, and the Corporation does not also, on an equivalent share-for-share basis, (i) subdivide or redivide the outstanding Series 1 Preference Shares into a greater number of Series 1 Preference Shares; (ii) reduce, combine or consolidate the outstanding Series 1 Preference Shares into a smaller number of Series 1 Preference Shares; (iii) issue Series 1 Preference Shares (or common shares) to the holders of all or substantially all of the outstanding Series 1 Preference Shares by way of a stock dividend or (iv) distribute to the holders of all or substantially all of the outstanding Series 1 Preference Shares such evidences of indebtedness or assets, then the board of directors of the Corporation shall make such adjustment to Series 1 Preference Shares as the board of directors of the Corporation determines appropriate, in its sole discretion.

7. AVOIDANCE OF FRACTIONAL SHARES

No holder of Series 1 Preference Shares shall be entitled to convert any Series 1 Preference Shares into a fraction of a Non-Voting Common Share, but in any such case the Corporation shall issue or cause to be issued in respect of such fraction or fractions a scrip certificate, transferable by delivery, entitling the holder thereof and of other similar scrip certificates aggregating one full Non-Voting Common Share, upon surrender of such scrip certificates at such place as may be designated therein, to obtain from the Corporation a full Non-Voting Common Share and to receive a share certificate therefor. Such scrip certificate shall be in such form and terms (including, without in any way limiting the generality of the foregoing, terms with regard to expiry on a specific date not less than 60 days after the issue thereof) and shall be subject to such conditions as the Corporation may determine, and shall provide that the holder thereof shall not be a shareholder or be entitled to receive dividends or to any other rights of a shareholder.


8. DISSENT RIGHTS

The holders of Series 1 Preference Shares shall not be entitled to vote separately as a class, and shall not be entitled to dissent, upon a proposal to amend the articles of the Corporation to:

     (a) increase or decrease any maximum number of authorized Series 1 Preference Shares, or increase any maximum number of authorized shares of a class or series of a class having rights or privileges equal or superior to the Series 1 Preference Shares;

     (b) effect an exchange, reclassification or cancellation of the Series 1 Preference Shares; or

     (c) create a new class or series of a class of shares equal or superior to the Series 1 Preference Shares.

In addition, each holder of Series 1 Preference Shares shall exercise any remaining voting rights in respect of the Series 1 Preference Shares in accordance with the recommendation of the board of directors of the Corporation.

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

                  5.  The amendment has been duly authorized as required        La modification a ete dument autorisee
                      by Sections 168 & 170 (as applicable) of the Business     conformement aux articles 168 et 170 (selon le
                      Corporations Act.                                         cas) de la Loi sur les societes par actions.


                  6.  The resolution authorizing the amendment was              La actionnaires ou les administrateurs (selon
                      approved by the shareholders/directors (as applicable)    le cas) de la societe ont approuve la
                      of the corporation on                                     resolution autorisant la modification le

                                                           2000 December 11 and 2001 April 12
                      --------------------------------------------------------------------------------------------------------
                                                                      (Year, Month, Day)
                                                                      (annee, mois, jour)



                      These articles are signed in duplicate.                   Les presents statuts sont signes en double
                                                                                exemplaire.



                                                                                          MOORE CORPORATION LIMITED

                                                                             -------------------------------------------------
                                                                                            (Name of Corporation)
                                                                                     (Denomination sociale de la societe)

                                                                                                         Senior Vice President,
                                                                                                         General Counsel and
                                                                    By:/Par: /s/ Lisa M. Palumbo         Corporate Secretary
                                                                             --------------------------------------------------
                                                                              (Signature)              (Description of Office)
                                                                              (Signature)                     (Fonction)
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